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                                                                    EXHIBIT 23.2


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.




         We consent to the incorporation by reference into Form S-8 Registration Statement No. 33-60571, Form S-3 Registration Statement No. 33-60583, and Form S-8 Registration Statement No. 333-12375 of Southern Mineral Corporation, a Nevada corporation (the "Company") of the references to this firm and to our audit on the Company's estimated domestic proved reserves as of December 31, 1996 contained in this Annual Report on Form 10-KSB for the year ended December 31, 1996.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ Danny D. Simmons
                                            ----------------------------------
                                            Danny D. Simmons
                                            Senior Vice President

Houston, Texas
March 20, 1997